UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ANIMAL HEALTH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 13, 2009

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Animal Health International, Inc. (the “Company”) to be held at 8:00 a.m., local time, on Tuesday, November 17, 2009, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262.

    At the Annual Meeting, the agenda includes the approval of the amendment and restatement of the 2007 Stock Option and Incentive Plan, the election of three (3) Class III directors for three-year terms, and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  The Board of Directors unanimously recommends that you vote FOR each of these proposals.

   Details regarding the matters to be acted upon at the Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

    If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person.  Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 16, 2009.  If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation is greatly appreciated.

          Sincerely,

          JAMES C. ROBISON
          Chairman, President and Chief Executive Officer

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, TX 76262
817-859-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 17, 2009

To the Stockholders of Animal Health International, Inc.:

    The Annual Meeting of Animal Health International, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, November 17, 2009, at 8:00 a.m., local time, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262, for the following purposes:

1.	To approve an amendment and restatement of the 2007 Stock Option and Incentive Plan;

2.	To elect three (3) Class III directors to the Board of Directors (the “Board of Directors” or the “Board”), each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

3.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Only stockholders of record at the close of business on September 21, 2009, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 16, 2009. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,
DAMIAN OLTHOFF
Secretary

Westlake, TX
October 13, 2009

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders on November 17, 2009.  This Proxy Statement and the Annual Report to security holders are available on our website at www.ahii.com, Investor Relations, Financial Information, SEC Filings.

ANIMAL HEALTH INTERNATIONAL, INC.

TABLE OF CONTENTS

PROXY STATEMENT

ANIMAL HEALTH INTERNATIONAL, INC.

7 Village Circle, Suite 200
Westlake, TX 76262

PROXY STATEMENT

For the Annual Meeting of Stockholders To Be Held on November 17, 2009

October 13, 2009

    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the “Board”) of Animal Health International, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting to be held on Tuesday, November 17, 2009, at 8:00 a.m., local time, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262, or at any adjournments or postponements thereof.

    An Annual Report to Stockholders containing financial statements for the fiscal year ended June 30, 2009 is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material. This Proxy Statement and the form of proxy will be mailed to stockholders on or about October 16, 2009.

    The purposes of the Annual Meeting are to (i) approve the amendment and restatement of the 2007 Stock Option and Incentive Plan, (ii) elect three (3) Class III directors for three-year terms, and (iii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  Only stockholders of record at the close of business on September 21, 2009 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting.  As of that date, 24,329,670 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 106 stockholders of record.  The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting.  You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 16, 2009. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    If your shares are held in your name, in order to be admitted to the Annual Meeting, you will need to present a valid picture identification, such as a driver's license or passport.  If your shares are held in “street name” by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it, together with a valid picture identification, in order to be admitted to the Annual Meeting.

    For Proposal I, the approval of the amendment and restatement of the 2007 Stock Option and Incentive Plan, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval.  For this purpose, broker “non-votes” are disregarded and abstentions are treated as a vote against the proposal.

    For Proposal II, the election of three (3) Class III directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. Abstentions and broker “non-votes” will not be counted as voting with respect to the election of the Class III directors and, therefore, will not have an effect on the election of the Class III directors.

    The persons named as attorneys-in-fact in the proxies, William F. Lacey and Damian Olthoff, were selected by the Board and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR each of these proposals.

    Aside from the approval of the amendment and restatement of the 2007 Stock Option and Incentive Plan and the election of three (3) Class III directors, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL I

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE 2007 STOCK OPTION AND INCENTIVE PLAN

    Our Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Further, our Board of Directors believes that the use of stock-based incentive awards supports the Company's goal of aligning our employees' compensation with long-term shareholder value, while creating a powerful retention tool for talent in a highly competitive environment.

    On August 27, 2009 our Board of Directors, upon the recommendation of the Compensation Committee (the “Committee”), voted to amend and restate the 2007 Stock Option and Incentive Plan in its entirety (the “Restated Plan”) and to add an additional 1,100,000 shares to the Restated Plan, subject to the approval of the Company's stockholders. The Restated Plan provides flexibility to the Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the Restated Plan (as amended by the proposed amendment and restatement) is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

    The material features of the Restated Plan as proposed to be amended are:
  The maximum number of shares of Common Stock to be issued under the Restated Plan is 3,600,000, which is the sum of the original reserved shares of 2,500,000 shares plus an additional 1,100,000 shares;
  The award of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;
  Any material amendment to the Restated Plan is subject to approval by our stockholders; and
  The term of the Restated Plan will be extended by ten (10) years from the date of stockholder approval.
    Based solely on the closing price of our Common Stock as reported by the NASDAQ Global Select Market on October 9, 2009, the maximum aggregate market value of the 1,100,000 million additional shares of Common Stock to be added to the Restated Plan is $2,563,000. The shares of Common Stock underlying any awards that are forfeited, canceled, held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Restated Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

    To ensure that certain awards granted under the Restated Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Restated Plan provides that the Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the Common Stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction; (19) working capital, (20) earnings (loss) per share of the Common Stock, (21) sales or market shares, and (22) number of customers, any of which under the preceding clauses (1) through (22) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and the maximum number of shares that can be awarded in the form of options or stock appreciation rights to any one individual in any calendar year will not exceed 1,000,000 shares of common stock.

Summary of the Restated Plan

    The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix A.

    The Restated Plan is administered by either a committee of at least two non-employee directors or by our full Board of Directors. The administrator of the Restated Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan.

    All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the Restated Plan, subject to the discretion of the administrator. Approximately 851 individuals are currently eligible to participate in the Restated Plan, which includes 4 officers, 840 employees who are not officers, and 7 non-employee directors.  There are certain limits on the number of awards that may be granted under the Restated Plan. For example, no more than 1,000,000 shares of stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period.

    The exercise price of stock options awarded under the Restated Plan may not be less than the fair market value of our Common Stock on the date of the option grant and the term of each option may not exceed 10 years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Restated Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

    To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    Stock appreciation rights may also be granted under our Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof. The exercise price of stock appreciation rights granted under our Restated Plan may not be less than the fair market value of our Common Stock on the date of grant.

    Restricted stock may also be granted under our Restated Plan. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any recipient. The administrator may impose whatever vesting conditions it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

    Deferred stock awards may also be granted under our Restated Plan. Deferred stock awards are stock units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions as the administrator shall determine. Certain grantees, including directors, will be permitted to defer their compensation and receive deferred stock awards in lieu of current cash compensation. All deferred compensation will be structured to meet the requirements of Section 409A of the Internal Revenue Code.

    Grants of deferred stock units are made to our non-employee directors under the Restated Plan. Each non-employee director will be granted, upon his or her election to the Board, such number of shares of deferred stock units that are equal in value to $40,000. These grants will vest on the one year anniversary of the grant date. Annual grants of deferred stock units of the same value will also be made to our non-employee directors around the time of our Annual Meeting. These directors’ grants will vest on the one-year anniversary of the grant date or the date of our next Annual Meeting, if earlier.

    Unrestricted stock, cash-based awards, dividend equivalent rights and performance share awards may also be granted under our Restated Plan. Unrestricted stock awards are awards of shares of stock that are free of any restrictions. The administrator may grant unrestricted stock awards in respect of past services or in lieu of other compensation. Cash-based awards are awards that entitle the recipient to receive a cash-denominated payment. The administrator shall establish the terms and conditions of cash-based awards, including the conditions upon which any such award will become vested or payable. Cash-based awards may be made in cash or shares of stock in the administrator’s discretion. Dividend equivalent rights are the right to receive credits based on cash dividends that would have been paid on the shares of stock underlying the award and are subject to the terms and conditions specified by the administrator at the time of grant. The Restated Plan also permits the administrator to grant performance share awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. These awards are only payable upon the attainment of specified performance goals, as described in the Restated Plan. The maximum performance-based award payable in any performance cycle to any one individual is 500,000 shares or $6,000,000 in the event of a performance-based award that is a cash-based award.

    In the event of a merger, sale or dissolution of the Company, or a similar “sale event,” all stock options and stock appreciation rights granted under the Restated Plan will automatically become fully exercisable and all other awards granted under the Restated Plan will become fully vested and non-forfeitable unless these awards are assumed by an entity whose shares are publicly traded.

    Our Board of Directors may amend or discontinue the Restated Plan at any time and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Further, amendments to the Restated Plan will be subject to approval by our stockholders if the amendment (1) increases the number of shares available for issuance under the Restated Plan, (2) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (3) materially changes the method of determining fair market value for purposes of the Restated Plan, (4) is required by the NASDAQ Global Market rules or (5) is required by the Code to ensure that incentive options are tax-qualified.

Effective Date of Restated Plan

    The Board adopted the Restated Plan on August 27, 2009, and the Restated Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the Restated Plan ten years after the date of stockholder approval. If the Restated Plan is not approved by stockholders, the original 2007 Stock Option and Incentive Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

    Because the grant of awards under the Restated Plan is within the discretion of the administrator Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal 2009: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Stock Options		Deferred Stock/Units
Name and Position	Exercise Price	Number	Dollar Value(1)	Number
James C. Robison Chief Executive Officer, President and Chairman	2.37	125,000	–	–

William F. Lacey Senior Vice President and Chief Financial Officer	2.37	100,000	–	–

Damian Olthoff General Counsel and Secretary	2.37	30,000	–	–

Kathy Hassenpflug Vice President-Human Resources	2.37	20,000	–	–

All current executive officers, as a group	2.37	275,000	–	–

All current directors who are not executive officers, as a group	–	–	465,993	199,997

All current employees who are not executive officers, as a group	2.37	475,000	–	–

(1) The dollar values in this column reflect the value of the underlying shares of Common Stock based on the closing market value of a share of Common Stock on October 9, 2009 or $2.33 per share

Tax Aspects Under the Code

    The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

    Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

    If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

    Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

    Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

    Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

   Limitation on Deductions. Under Section 162(m) of the Code, the Company's deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

    Only stockholders of record of Common Stock as of the Record Date are entitled to vote on this proposal. Proxies will be voted for Proposal I unless contrary instructions are set forth in the enclosed Proxy Card. The affirmative vote of a majority of shares present or represented by proxy and entitled to vote on such matter is required for the approval of the Restated Plan. For this purpose, broker non-votes are disregarded and abstentions are treated as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL II

ELECTION OF DIRECTORS

    The Company’s Board of Directors currently consists of eight (8) members. The Company’s certificate of incorporation divides the Board of Directors into three (3) classes. One class is elected each year for a term of three (3) years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. White, Biegler, and Pinkerton, and recommended that each be elected to the Board of Directors as a Class III director, each to hold office until the Annual Meeting to be held in the year 2012 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Messrs. Brandon White, David W. Biegler and Jerry W. Pinkerton are currently Class III directors, whose terms expire at this Annual Meeting.

    The Board of Directors is also composed of three (3) Class I directors (James C. Robison, E. Thomas Corcoran and Michael Eisenson), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2010, and two (2) Class II directors (Mark A. Rosen and Ronald G. Steinhart), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2011.  Mr. James C. Robison is our Chief Executive Officer and President.

    The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

    A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

    The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director of the Company or its predecessor, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
David W. Biegler — 2007	Director	2009	III
Jerry W. Pinkerton — 2008	Director	2009	III
Brandon White — 2005	Director	2009	III

Continuing Directors:
James C. Robison — 1997	Chief Executive Officer, President and Chairman	2010	I
Michael Eisenson — 2005	Director	2010	I
E. Thomas Corcoran — 2008	Director	2010	I
Mark A. Rosen — 2005	Advisory Director	2011	II
Ronald G. Steinhart — 2007	Director	2011	II

MANAGEMENT

Directors and Executive Officers

    The following table sets forth the director nominees to be elected at the Annual Meeting, the directors, executive officers and key employees of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position
Directors and Executive Officers:
James C. Robison	54	Chief Executive Officer, President and Director
Kathy C. Hassenpflug	57	Vice President-Human Resources
William F. Lacey	53	Senior Vice President and Chief Financial Officer
Damian Olthoff	34	General Counsel and Secretary
David W. Biegler(2)	63	Director (Nominee)
E. Thomas Corcoran(1)(2)	62	Director
Michael Eisenson(2)(3)	54	Director
Jerry W. Pinkerton(1)	69	Director (Nominee)
Mark A. Rosen(3)	59	Advisory Director
Ronald G. Steinhart(1)(3)	69	Director
Brandon White	36	Director (Nominee)

Other Key Employees:
Brian N. Bagnall	63	Vice President-Information Systems
Doug Harris	51	Group President, Production Animal West
Jeff Hyde	49	Treasurer
Paul Krause	43	Group President, Production Animal East
Mark Middleton	50	Group President, Veterinary
Henry H. Moomaw, III	46	Vice President-Corporate Controller
Larry Spurlock	40	Vice President-Operations and Business Services
Charles Steier	37	Operational Controller
Jeff Williams	47	Vice President-Sales

(1)     Member of the Audit Committee.
(2)     Member of the Compensation Committee.
(3)     Member of the Nominating and Corporate Governance Committee.

   James C. Robison.   Mr. Robison has served as our Chairman, President and Chief Executive Officer since 1997. Prior to joining us, Mr. Robison was an Executive Vice President, Chief Operating Officer and a director of General Medical Corporation. Mr. Robison holds a B.B.A. from the University of Texas and an M.A. from the University of Texas-Dallas.

    Kathy C. Hassenpflug.   Ms. Hassenpflug has served as our Vice President-Human Resources since July 2007, and as our Director of Human Resources from November 1998 to July 2007. Ms. Hassenpflug holds a B.S. from the Virginia Polytechnic Institute and State University.

   William F. Lacey.   Mr. Lacey has served as our Senior Vice President and Chief Financial Officer since 2003. Prior to joining us, Mr. Lacey was Vice President and Chief Financial Officer of Rawlings Sporting Goods Co., Inc., a manufacturer and retailer of sports equipment and apparel, from 2000 to 2003. Mr. Lacey holds a B.S. from the University of Alabama.

   Damian Olthoff.   Mr. Olthoff has served as our General Counsel and Secretary since 2005. Prior to joining us, Mr. Olthoff was Staff Counsel of TrinTel Communications, Inc., an owner, operator and developer of infrastructure for the wireless communications industry, from 2001 to 2005.  Prior to that, Mr. Olthoff was with Sprint (now SprintNextel).  Mr. Olthoff holds a B.B.A. from the University of Missouri at Kansas City and a J.D. from the University of Missouri at Kansas City.

   David W. Biegler.   Mr. Biegler has served as a director since January 2007. Mr. Biegler has served as the Chairman and Chief Executive Officer of Southcross Energy, LLC (Southcross), a company engaged in natural gas transportation and processing, since July 2009, and has been Chairman of Estrella Energy L.P., an investor in Southcross, since September 2003.  Mr. Biegler retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 until 2001. Mr. Biegler previously served as Chairman, President and CEO of ENSERCH Corporation from 1993 to 1997. Mr. Biegler is also a director of Dynegy Inc., Trinity Industries, Inc., Southwest Airlines Co., and Austin Industries. Mr. Biegler holds a B.S. from St. Mary’s University and completed the Harvard University Advanced Management Program.

   E. Thomas Corcoran. Mr. Corcoran has served as a director since May 2008.  He served as the President of Fort Dodge Animal Health, a division of Wyeth from 1985 until his retirement in January 2008. Mr. Corcoran is the former Chairman of the Executive Committee and the Board of Directors of the Animal Health Institute, the trade association for animal health product manufacturers.  Prior to his career in animal health, Mr. Corcoran spent 15 years in various sales, marketing and leadership roles with Diamond Shamrock Corporation. Mr. Corcoran is also a director of Phibro Animal Health Corporation.  Mr. Corcoran holds a B.S. from the University of South Alabama and completed the Columbia University Executive Management Program.

   Michael Eisenson.   Mr. Eisenson has served as a director since June 2005. He co-founded Charlesbank Capital Partners, LLC, a private investment firm, in 1998, and currently serves as Managing Director and Chief Executive Officer. Prior to the formation of Charlesbank Capital Partners, LLC, Mr. Eisenson was the President of Harvard Private Capital Group. Mr. Eisenson is a member of the board of directors of Penske Auto Group, Inc., as well as a number of private companies.  Mr. Eisenson holds a B.A. from Williams College and a J.D. and M.B.A. from Yale University.

    Jerry W. Pinkerton.   Mr. Pinkerton has served as a director since May 2008.  He previously served as Controller of TXU Corp. and Vice President and Chief Accounting Officer of ENSERCH Corporation.  Prior to joining ENSERCH, Mr. Pinkerton served as an auditor for 26 years with Deloitte Haskins & Sells, a predecessor firm of Deloitte & Touche, LLP, including 15 years as an audit partner.  Mr. Pinkerton also sits on the board of directors of Holly Logistics Services, LLC, the general partner of Holly Energy Partners, L. P., where he serves as chairman of Holly Logistics’ audit committee.  Mr. Pinkerton holds a B.B.A. from the University of North Texas and is a Certified Public Accountant.

    Mark A. Rosen.   Mr. Rosen has served as a director since June 2005. He co-founded Charlesbank Capital Partners, LLC, a private investment firm, in 1998, and currently serves as an Advisory Director. Prior to the formation of Charlesbank Capital Partners, LLC, Mr. Rosen was a Managing Director of Harvard Private Capital Group. Mr. Rosen holds a B.A. from Amherst College and a J.D. from Yale University.

    Ronald G. Steinhart.   Mr. Steinhart has served as a director since January 2007. Mr. Steinhart served as Chairman and Chief Executive Officer of the Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One, Texas, N.A. Mr. Steinhart joined Bank One in connection with its merger with Team Bank, which he founded in 1988. Mr. Steinhart is a member of the board of directors of Texas Industries, Inc., Susser Holdings Corporation, and Penske Auto Group, Inc., and serves as a trustee of the MFS/Compass Group of mutual funds. Mr. Steinhart also serves on the advisory board of SunTx Capital Partners. Mr. Steinhart holds a B.B.A. and an M.B.A. from the University of Texas at Austin and is a Certified Public Accountant.

    Brandon White.   Mr. White has served as a director since June 2005. He joined Charlesbank Capital Partners, LLC, a private investment firm, in 1998, and currently serves as a Managing Director. Prior to joining Charlesbank Capital Partners, LLC, Mr. White was employed by Harvard Private Capital Group.  Mr. White holds a B.A. from Brigham Young University.

    Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

    The Board of Directors met six times during the fiscal year ended June 30, 2009.  Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during the portion of fiscal 2009 during which he served.  The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.  Each committee has a charter that has been approved by the Board of Directors.  Each committee is required to review the appropriateness of its charter at least annually.

Audit Committee

    The Audit Committee of the Board of Directors currently consists of E. Thomas Corcoran, Jerry W. Pinkerton (Chairman) and Ronald G. Steinhart.  Mr. Steinhart has served on the Audit Committee since our initial public offering in January 2007.  Mr. Pinkerton has served on the Audit Committee since May 2008.  Mr. Corcoran has served on the Audit Committee since July 2009.

    The Board of Directors has determined that Messrs. Corcoran, Pinkerton and Steinhart each meet the independence requirements promulgated by The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Messrs. Corcoran, Pinkerton and Steinhart with respect to certain accounting and auditing matters.  The designation does not impose upon Messrs. Corcoran, Pinkerton and Steinhart any duties, obligations or liability that are greater than are generally imposed on other members of the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Board of Directors.

    The Audit Committee met five (5) times during the fiscal year ended June 30, 2009. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

    As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include, but are not limited to:
  appointing, approving the compensation of, and assessing the independence of our independent auditor;
  overseeing the work of our independent auditor, including the receipt and consideration of certain reports from our independent auditor;
  resolving disagreements between management and our independent auditor;
  pre-approving all auditing and permissible non-audit services (except de minimis non-audit services), and the terms of such services, to be provided by our independent auditor;
  reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;
  coordinating the oversight of our internal control over financial reporting, and disclosure controls and procedures;
  discussing our risk management policies;
  establishing policies regarding hiring employees from our independent auditor and procedures for the receipt and retention of accounting related complaints and concerns; and
  meeting independently with our independent auditors and management.
    Additionally, the Audit Committee is responsible for preparing the Audit Committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

Compensation Committee

    The Compensation Committee currently consists of E. Thomas Corcoran, Michael Eisenson (Chairman) and David W. Biegler. Messrs. Eisenson and Biegler have served on the Compensation Committee since our initial public offering in January 2007.  Mr. Corcoran has served on the Compensation Committee since May 2008.  The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company. In fulfilling its role, the Compensation Committee’s responsibilities include, but are not limited to:
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
  evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
  determining the compensation of our other executive officers;
  overseeing an evaluation of our senior executives;
  overseeing and administering our incentive-based compensation plans and equity-based compensation plans; and
  reviewing and making recommendations to the Board with respect to director compensation.
    Additionally, the Compensation Committee is responsible for preparing the Compensation Committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

    The Board of Directors has determined that Messrs. Eisenson, Corcoran and Biegler of the Compensation Committee each meet the independence requirements promulgated by NASDAQ.  The Compensation Committee met four (4) times during the fiscal year ended June 30, 2009.  The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

Nominating and Corporate Governance Committee

   The Nominating and Corporate Governance Committee currently consists of Michael Eisenson, Mark A. Rosen (Chairman) and Ronald G. Steinhart.  Messrs. Eisenson, Rosen and Steinhart have served on the Nominating and Corporate Governance Committee since our initial public offering in January 2007. In fulfilling its role, the Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

  developing and recommending to the Board criteria for Board and committee membership;
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
  identifying individuals qualified to become Board members;
  establishing procedures for stockholders to submit recommendations for director candidates;
  recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
  developing and recommending to the Board a set of corporate governance guidelines; and
  overseeing the evaluation of the Board and management.
    As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

    The Board of Directors has determined that Messrs.  Eisenson, Rosen and Steinhart of the Nominating and Corporate Governance Committee each meet the independence requirements promulgated by NASDAQ. The Nominating and Corporate Governance Committee met three (3) times during the fiscal year ended June 30, 2009. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

    For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at www.ahii.com.

Independence of Members of the Board of Directors

    The Board of Directors has determined that Messrs. Biegler, Corcoran, Eisenson, Pinkerton, Rosen, Steinhart and White are independent within the meaning of the director independence standards of NASDAQ, and Messrs. Corcoran, Pinkerton, and Steinhart are independent within the meaning of the director independence standards of the SEC.  The Board of Directors has determined that the Audit, Compensation, and Nominating and Corporate Governance committees of the Board of Directors are currently independent within the meaning of NASDAQ’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

    Non-management members of the Board of Directors meet without the employee directors of the Company following regularly scheduled in-person meetings of the Board of Directors.  Executive sessions of the independent directors are held at least one (1) time each year following regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by NASDAQ and Mr. Eisenson is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

    None of our executive officers serve as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Compensation Committee.

Policies Governing Director Nominations

   Director Qualifications

    The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by NASDAQ, and that at least one (1) member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which we operate and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

   Process for Identifying and Evaluating Director Nominees

    Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

   Procedures for Recommendation of Director Nominees by Stockholders

    The Nominating and Corporate Governance Committee will review and consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

    The Company must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting.  All such recommendations for director nominees must be in writing and include the following:
  The name and address of record of the stockholder;
  A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
  The name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director nominee candidate;
  A description of the qualifications and background of the proposed director nominee candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter;
  A description of all arrangements or understandings between the stockholder and the proposed director nominee candidate.
  The consent of the proposed director nominee candidate (i) to be named in the proxy statement relating to the Company’s Annual Meeting and (ii) to serve as a director if elected at such Annual Meeting; and
  Any other information regarding the proposed director nominee candidate that is required to be included in a proxy statement filed pursuant to SEC rules.
    Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

       Animal Health International, Inc.
       7 Village Circle, Suite 200
       Westlake, TX 76262
       Attn: Corporate Secretary

    The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee.  As a requirement to be considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:
  A candidate may be required to undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and
  A candidate may be required to complete a detailed questionnaire regarding his or her experience, background and independence.
    Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.  In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

    The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

Animal Health International, Inc.
7 Village Circle, Suite 200
Westlake, TX 76262
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Animal Health International, Inc.
7 Village Circle, Suite 200
Westlake, TX 76262
Attn: [Name of the Director]

    The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings

    The Company’s policy is that one of the Board of Directors’ regular meetings should be scheduled on the same day as the Company’s Annual Meeting and all directors are encouraged to attend the Company’s Annual Meeting.  Messrs. Biegler, Corcoran, Eisenson, Pinkerton, Robison, Rosen, Steinhart and White attended our 2008 Annual Meeting.

Board of Directors Evaluation Program

    In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members.

Code of Ethics

    The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at www.ahii.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon written request directed to: Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: General Counsel. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at www.ahii.com.

    For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at www.ahii.com.

Certain Business Relationships and Related Party Transactions

    In accordance with its charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and the approval by the Audit Committee is required for all related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive Compensation” and (iv) by all directors and executive officers of the Company as a group.

    The applicable ownership percentage is based upon 24,329,670 shares of our Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage
Charlesbank (2)	6,380,512	26.1%
Waddell & Reed, Inc.(3)	3,459,200	14.2%
Heartland Associates, Inc.(4)	1,892,525	7.8%
James C. Robison (5)	1,520,383	6.3%
William F. Lacey (6)	555,431	2.3%
Kathy C. Hassenpflug (7)	22,072	*
Damian Olthoff (8)	13,613	*
David W. Biegler	35,540	*
E. Thomas Corcoran	33,179	*
Michael Eisenson (9)	6,519,234	26.7%
Jerry W. Pinkerton	33,179	*
Mark A. Rosen (10)	6,380,512	26.1%
Ronald G. Steinhart(11)	65,630	*
Brandon White (12)	6,380,512	26.1%
All executive officers and directors as a group (11 persons)	8,798,261	35.9%
_________________________
* Represents less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated, addresses are c/o Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262. The address of Charlesbank Capital Partners, LLC, Mr. Eisenson, Mr. Rosen and Mr. White is c/o Charlesbank Capital Partners, LLC, 200 Clarendon Street, 54th Floor, Boston, MA 02116.  Amounts and percentages include deferred stock units (DSUs) granted to non-employee directors as compensation pursuant to our 2007 Stock Option and Incentive Plan, whether or not such DSUs have vested.

(2) Amounts shown reflect the aggregate number shares of Common Stock held by Charlesbank Equity Fund VI, Limited Partnership, CB Offshore Equity Fund VI, L.P. and Charlesbank Equity Coinvestment Fund VI, Limited Partnership (collectively, “Charlesbank”).  Investment and voting control of Charlesbank is held by Charlesbank Capital Partners, LLC.  Includes 106,620 DSUs assigned to Charlesbank by Messrs. Eisenson, Rosen and White.

(3) Information regarding Waddell & Reed Investment Management Company is based solely upon a Schedule 13G/A filed by Waddell & Reed Investment Management Company, Ivy Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., and Waddell & Reed Financial, Inc. with the SEC on February 1, 2008, which indicates that the reporting persons held sole voting and investment power over 3,459,200 shares. The address of the reporting persons is c/o Waddell & Reed, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.

(4) Information regarding Heartland Associates, Inc., is based solely upon a Schedule 13G filed by Heartland Associates, Inc. with the SEC on February 11, 2009, which indicates that the reporting persons held sole voting and investoment power over 1,892,525 shares.  The address of the reporting person is 789 North Water Street, Milwaukee, WI 53202.

(5) Amounts shown include 34,750 shares owned indirectly by Mr. Robison as custodian on behalf of his two children.  Includes 31,250 shares that Mr. Robison has the right to acquire within 60 days pursuant to stock options.

(6) Includes 25,000 shares that Mr. Lacey has the right to acquire within 60 days pursuant to stock options.

(7) Includes 5,000 shares that Ms. Hassenpflug has the right to acquire within 60 days pursuant to stock options.

(8) Includes 7,500 shares that Mr. Olthoff has the right to acquire within 60 days pursuant to stock options.

(9) Amounts shown include 69,361 shares held by Mr. Eisenson.  Also includes 69,361 shares held by a trust for the benefit of certain family members.  Mr. Eisenson is a Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. Eisenson disclaims beneficial ownership of Charlesbank's shares, except to the extent of his pecuniary interest therein. Mr. Eisenson has been a member of our Board of Directors since June 2005. See note 2 above.

(10) Mr. Rosen is an Advisory Director of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. Rosen disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Mr. Rosen has been a member of our Board of Directors since June 2005. See note 2 above.

(11) Amounts shown include 30,090 shares held by Mr. Steinhart.  Also includes 21,000 shares owned directly by RONPHY Enterprises, Ltd and indirectly by the reporting person as manager of the general partner of RONPHY Enterprises, Ltd.

(12) Mr. White is a Managing Director of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. White disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.  Mr. White has been a member of our Board of Directors since June 2005. See note 2 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company.  Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings.  Based on its review of the copies of such filings received by it from July 1, 2008 to the present, the Company believes that no Reporting Person filed a late report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, cash incentives, a long-term equity incentive compensation plan and a broad-based benefits program.

    We place significant emphasis on performance-based compensation, and in connection with such compensation, make payments when certain Company and individual goals are achieved and/or when significant stockholder value is created. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and the other three most highly compensated executive officers, who are collectively referred to as our “named executive officers.”

The Objectives of our Executive Compensation Program.

    We believe that executive compensation should be sufficient to attract and retain competent persons and provide incentives to motivate and reward executives for achieving the strategic, financial and operational goals essential to our long-term success and growth in stockholder value.  To this end, the Compensation Committee determines executive compensation by applying the following key principles:
  executive compensation should depend upon the Company’s performance and individual performance;
  the interests of executives should be closely aligned with those of stockholders through equity-based compensation; and
  compensation should be appropriate and fair in comparison to the compensation provided to executives by other companies with which we are competing for executive talent.
Our Compensation Committee

    Our Compensation Committee of the Board of Directors oversees the development of our compensation plans and policies for executive officers. The Compensation Committee charter outlines the responsibilities of the Compensation Committee. Our Compensation Committee has been delegated the authority to determine all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives.  The Compensation Committee is composed entirely of non-employee directors. See “Management—Compensation Committee” and “Management—Compensation Committee Interlocks and Insider Participation.” In making its decisions regarding executive compensation, the committee considers input from the chief executive officer and the chief financial officer, but meets outside the presence of all executive officers when making final decisions.

    We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation.  In determining the amount and mix of compensation elements, the Compensation Committee relies upon its own experience and its own judgment about each individual executive officer and not on rigid formulas, taking into account the following factors:
  the scope and strategic impact of the executive officer’s responsibilities;
  the Company’s past business performance and future expectations;
  the performance and experience of each individual;
  past salary levels of each individual and of the executives as a group;
  for each executive officer, other than the chief executive officer, the evaluations and recommendations of the chief executive officer; the chief executive officer is evaluated by the independent directors; and
  relative levels of pay among the Company’s executives.

Compensation Components

    Executive compensation currently includes the following elements:

Base Salary

    We design base salaries to compensate our executives for their position and level of responsibility.  Each of our named executive officers has an employment agreement with the Company.  The Compensation Committee reviews base salaries annually and may adjust individual salaries to make them commensurate with performance, business impact, tenure and experience, and changes in job responsibilities and market practice.  When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors.  We believe that a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

Cash Incentives

    The Compensation Committee has not adopted a formula-based cash incentive performance bonus plan for the named executive officers.  Primarily due to Company financial performance, we did not award significant discretionary cash bonuses during fiscal 2009.  The Compensation Committee expects that a large portion of executive compensation going forward will be performance-based.  Performance goals will vary depending on the individual executive, but are expected to relate generally to factors such as financial, operational and acquisition objectives.

Stock Options and/or Restricted Stock

    We believe that equity ownership in our Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Our Compensation Committee’s general policy is to grant stock options and/or restricted stock at regularly scheduled meetings, with the stock options having an exercise price per share equal to the closing price of our Common Stock on the date of grant.  Each executive officer is initially provided with an option and/or restricted stock grant when he or she joins us based upon his or her position with us and his or her relevant prior experience.  These initial grants generally vest in annual installments over four years from the commencement of employment.  We spread the vesting of our options and/or restricted stock over a period of four years to compensate executives for his or her contribution over a period of time and to give our executives an incentive to remain with us.

    In addition to the initial option and/or restricted stock grants, our Compensation Committee may grant additional options and/or restricted stock to retain our executives and to reward the achievement of corporate goals and strong individual performance.  We expect that we will continue to rely on performance-based and retention grants in our 2010 fiscal year to provide additional incentives for current executives and to ensure that executives are appropriately aligned to lead us for future growth.  Option and/or restricted stock grants (other than initial grants that are part of an employment offer) are not generally communicated to executives in advance.  Our Compensation Committee and Board of Directors may also consider in the future awarding additional or alternative forms of equity incentives, such as grants of stock appreciation rights and other performance-based awards.

Other Compensation

    Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan.  We currently do not provide any deferred compensation programs or pensions to any executive officer, including the named executive officers.  We have also reimbursed certain of our executives for normal moving expenses in connection with their relocation to our corporate headquarters.

Compensation Actions for Our Chief Executive Officer and Our Other Named Executive Officers During Fiscal 2009

    Until January 30, 2007, our Company was privately-held and there was no assurance that we would be successful in completing an initial public offering.  In this context, executive base salaries were set at levels the Compensation Committee believed to be comparable to those of other privately-held distribution companies of comparable size.   The Compensation Committee also set salaries at levels that it believed were affordable by us, with the expectation that additional compensation would be paid upon successful achievement of corporate goals.

    In addition to the general criteria described above, the Compensation Committee considered the following, among other factors, in determining salary increases and stock option grant amounts for our executives:
  total compensation (salary, bonus and options) for comparable positions;
  in the case of stock option grants, the levels of previous stock option grants to other Company executives, taking into account the length of service and relative contributions of such executives; and
  the Committee’s judgment as to what we could afford based on available financial resources at the time of the determination.
    Annual salaries for Mr. Robison, Mr. Lacey, Ms. Hassenpflug and Mr. Olthoff for fiscal 2009 were set at $350,000, $225,000, $100,000 and $140,000 respectively.  In addition, at our 2008 Annual Shareholder Meeting in November 2008, stock options were also granted to Mr. Robison, Mr. Lacey, Ms. Hassenpflug and Mr. Olthoff.

Voluntary Forfeiture

    During fiscal 2009, members of our senior management, including each of our executive officers, voluntarily agreed to the cancellation of more than one million stock options, which led to a non-cash compensation charge in the fourth quarter of fiscal 2009, but will, on a going-forward basis, eliminate future income statement equity compensation costs related to such voluntarily forfeited awards.

Severance Compensation and Termination Protection

    We previously entered into employment or severance agreements with our executive officers, including our Chief Executive Officer, Chief Financial Officer, Vice President-Human Resources and General Counsel.  These agreements are described in more detail elsewhere in the sections titled “—Agreements with Executive Officers” and “—Potential Payments Upon Termination or Change of Control.”  These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause by us or a voluntary termination by the executive for good reason, each as is defined in the agreements.

    Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:
  Change in Control:   As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives.  In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders.  We provide a component of severance compensation if an executive is terminated as a result of a change of control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.
  Termination Without Cause or For Good Reason:   If we terminate the employment of a senior executive “without cause” or the executive resigns for “good reason,” each as defined in the applicable agreement, we are obligated to make certain payments based on the executive’s then-effective base salary.  We believe this is appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.
Tax Considerations

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Compensation Committee Report

    No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

    The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this proxy statement.

                      Respectfully submitted by the Compensation Committee,

                      Michael Eisenson (Chairman)
                      David W. Biegler
                      E. Thomas Corcoran

Executive Compensation Summary

    The following summarizes the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to as our “named executive officers,” during the fiscal years ended June 30, 2009, June 30, 2008 and June 30, 2007, which we refer to as “fiscal 2009,” “fiscal 2008,” and “fiscal 2007” respectively.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation(1) ($)	Total ($)
James C. Robison	2009	350,000	—	1,543,274	(2)	31,095	1,924,369
Chairman, President and	2008	350,000	290,000	467,696		34,181	1,141,877
Chief Executive Officer	2007	350,000	315,000	74,870		444,890	1,184,760

William F. Lacey	2009	225,000	25,000	627,324	(3)	33,456	905,780
Senior Vice President and	2008	225,000	145,000	187,863		20,714	578,577
Chief Financial Officer	2007	225,000	157,500	29,949		208,893	621,342

Kathy C. Hassenpflug	2009	100,000	—	71,148	(4)	1,213	172,361
Vice President-Human	2008	96,667	15,782	16,260		1,219	129,928
Resources	2007	88,541	19,800	1,497		10,561	120,399

Damian Olthoff	2009	140,000	10,000	157,398	(5)	9,155	316,553
General Counsel and	2008	126,667	30,000	46,966		8,180	211,813
Secretary	2007	110,000	46,800	7,487		10,179	174,466
_______________
(1) Amounts shown include the cost of a Company car, club dues, life and long term disability insurance, reimbursement for annual medical examination, and the matching contribution made to the 401(k) savings plan on behalf of the named executive officers.

(2) Amount shown does not reflect compensation actually received by Mr. Robison.  Instead, the amount shown is the compensation cost recognized by the Company during fiscal year 2009, which consists of (i) the cost associated with voluntary cancellation of 472,000 previously issued stock options by Mr. Robison on May 15, 2009, (ii) the fiscal 2009 cost of the four-year vesting of the 2007 option grants up to the May 15, 2009 voluntary cancellation, and (iii) the fiscal 2009 cost of the four-year vesting of the 125,000 stock options granted to Mr. Robison on November 6, 2008.  The assumptions used to calculate the value of these awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 4, 2009.

(3) Amount shown does not reflect compensation actually received by Mr. Lacey.  Instead, the amount shown is the compensation cost recognized by the Company during fiscal year 2009, which consists of (i) the cost associated with voluntary cancellation of 190,000 previously issued stock options by Mr. Lacey on May 15, 2009, (ii) the fiscal 2009 cost of the four-year vesting of the 2007 option grants up to the May 15, 2009 voluntary cancellation, and (iii) the fiscal 2009 cost of the four-year vesting of the 100,000 stock options granted to Mr. Lacey on November 6, 2008.  The assumptions used to calculate the value of these awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 4, 2009.

(4) Amount shown does not reflect compensation actually received by Ms. Hassenpflug.  Instead, the amount shown is the compensation cost recognized by the Company during fiscal year 2009, which consists of (i) the cost associated with voluntary cancellation of 20,000 previously issued stock options by Ms. Hassenpflug on May 15, 2009, (ii) the fiscal 2009 cost of the four-year vesting of the 2007 option grants up to the May 15, 2009 voluntary cancellation, and (iii) the fiscal 2009 cost of the four-year vesting of the 20,000 stock options granted to Ms. Hassenpflug on November 6, 2008.  The assumptions used to calculate the value of these awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 4, 2009.

(5) Amount shown does not reflect compensation actually received by Mr. Olthoff.  Instead, the amount shown is the compensation cost recognized by the Company during fiscal year 2009, which consists of (i) the cost associated with voluntary cancellation of 47,500 previously issued stock options by Mr. Olthoff on May 15, 2009, (ii) the fiscal 2009 cost of the four-year vesting of the 2007 option grants up to the May 15, 2009 voluntary cancellation, and (iii) the fiscal 2009 cost of the four-year vesting of the 30,000 stock options granted to Mr. Olthoff on November 6, 2008.  The assumptions used to calculate the value of these awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 4, 2009.

Agreements with Executive Officers

    James C. Robison.   On May 7, 2008, we entered into an amended employment agreement with our Chief Executive Officer, James C. Robison.  The term of his employment is through December 31, 2010 and thereafter automatically renews annually unless either party terminates pursuant to the terms and conditions of the agreement.  Mr. Robison’s agreement calls for the payment of $350,000 in annual base salary, subject to increases approved by our Board of Directors.  Mr. Robison was awarded no cash performance bonus as a result of our performance in fiscal 2009.  Mr. Robison’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Robison’s agreement provides standard insurance and retirement benefits, an automobile allowance of $500 per month and reimbursement for an annual physical medical examination not to exceed $3,000.

   William F. Lacey.   On September 3, 2009, we entered into an amended employment agreement with our Chief Financial Officer, William F. Lacey. The term of his employment is indefinite unless either party terminates pursuant to the terms and conditions of the agreement.  Mr. Lacey’s agreement calls for the payment of $225,000 in annual base salary, subject to increases approved by our Board of Directors. Mr. Lacey was awarded a performance bonus of $25,000 as a result of our performance in fiscal year 2009.  Mr. Lacey’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Lacey’s agreement provides standard insurance and retirement benefits and an automobile allowance of $500 per month.

    Kathy C. Hassenpflug.   On September 3, 2009, we entered into an amended agreement with our Vice President-Human Resources.  This agreement is described in “—Potential Payments Upon Termination or Change of Control.”

   Damian Olthoff.   On September 3, 2009, we entered into an amended employment agreement with our General Counsel, Damian Olthoff. The term of his employment is indefinite unless either party terminates pursuant to the terms and conditions of the agreement. Mr. Olthoff’s agreement calls for the payment of $110,000 in annual base salary, subject to increases approved by our Board of Directors.  Mr. Olthoff was awarded a performance bonus of $10,000 as a result of our performance in fiscal year 2009.  Mr. Olthoff’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Olthoff’s agreement provides standard insurance and retirement benefits and an automobile allowance of up to $500 per month.

    In addition to the foregoing, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify these directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and by-laws, and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Grants of Plan-Based Awards Table - 2009

    The following table sets forth information on option grants to our named executive officers in fiscal 2009.

Grants of Plan-Based Awards—2009

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($/share)
James C. Robison	11/06/08	125,000	$ 2.37	$ 0.70
William F. Lacey	11/06/08	100,000	$ 2.37	$ 0.70
Kathy C. Hassenpflug	11/06/08	20,000	$ 2.37	$ 0.70
Damian Olthoff	11/06/08	30,000	$ 2.37	$ 0.70
____________________
(1) These options have a ten-year term and vest in equal installments of 25% on each of the first four anniversaries of the date of grant.

Outstanding Equity Awards at Fiscal Year End – 2009

    The following table sets forth the number of options to purchase shares of our Common Stock held by the named executive officers at June 30, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
James C. Robison(2)	–	125,000	2.37	November 6, 2018
William F. Lacey(3)	–	100,000	2.37	November 6, 2018
Kathy C. Hassenpflug(4)	–	20,000	2.37	November 6, 2018
Damian Olthoff(5)	–	30,000	2.37	November 6, 2018

____________________
(1) These options vest in equal installments of 25% on each of the first four anniversaries of November 6, 2008.
(2) Does not reflect 472,000 options voluntarily forfeited by Mr. Robison on May 15, 2009.
(3) Does not reflect 190,000 options voluntarily forfeited by Mr. Lacey on May 15, 2009.
(4) Does not reflect 20,000 options voluntarily forfeited by Ms. Hassenpflug on May 15, 2009.
(5) Does not reflect 47,500 options voluntarily forfeited by Mr. Olthoff on May 15, 2009.

Option Exercises and Stock Vested– 2009

    During fiscal 2009, our named executive officers exercised no stock options and no stock awards which are still outstanding became vested.

Potential Payments Upon Termination or Change of Control

    We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of their employment or a change of control of the Company. The following narrative disclosure summarizes the potential payments to each named executive officer.

    James C. Robison.   Mr. Robison’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his death or disability. In addition, in the case of termination by Mr. Robison for good reason, or by us without cause, he will receive (A) an amount equal to two times his base salary payable as follows: (i) $450,000 in equal semi-monthly installments beginning on March 31st of the year following termination and ending on the 15th day of the month containing the second anniversary of the date of termination, and (ii) the remainder in equal semi-monthly installments beginning on fifteenth day of the month following the month in which the date of termination occurs and ending on March 15 of the year following the date of termination, (B) title to and ownership of the Company vehicle provided for his use before the date of termination and (C) limited reimbursement for certain life and long term disability insurance, group medical and dental plans for 24 months provided that Mr. Robison is entitled to continue such participation under applicable law and plan terms.  In addition, we will continue to vest and make exercisable for twenty-four months after his termination, certain unvested stock options.  We estimate that the cost of these benefits to us is approximately $787,754.  Additionally, under the terms of Mr. Robison’s agreement, he agreed not to compete with us for a period ending two years following the termination of his employment with us for any reason. Finally, Mr. Robison agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of three years following the termination of his employment with us for any reason.

   William F. Lacey.   Mr. Lacey’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his death or disability. In addition, in the case of termination by Mr. Lacey for good reason, or by us without cause, he will receive his full base salary for the following 12 months. Alternatively, in the event of a change of control of the Company which occurs prior to January 1, 2011 and Mr. Lacey's employment is terminated by us without cause prior to January 1, 2013, he will receive his full base salary for the following 18 months.  In either event, we will continue to pay the premium cost of group medical and dental plans for 12 months, provided that Mr. Lacey is entitled to continue such participation under applicable law and plan terms.  We estimate that the cost of these benefits to us is approximately $249,514 or $374,270 respectively.  Additionally, under the terms of Mr. Lacey’s agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Lacey agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

    Kathy C. Hassenpflug.     In the event Ms. Hassenpflug terminates her employment for good reason, or we terminate her employment without cause, she will receive her full base salary for the following 6 months.  Alternatively, in the event of a change of control of the Company which occurs prior to January 1, 2011 and Ms. Hassenpflug's employment is terminated by us without cause prior to January 1, 2013, she will receive her full base salary for the following 12 months.  We estimate that the cost of these benefits to us is approximately $50,000 or $100,000, respectively.  Additionally, under the terms of Ms. Hassenpflug’s severance agreement, she agreed not to compete with us for a period ending one year following the termination of her employment with us for any reason.  Finally, Ms. Hassenpflug agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of one year following the termination of her employment with us for any reason.

    Damian Olthoff.   Mr. Olthoff’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his disability.  In addition, in the case of termination by Mr. Olthoff for good reason, or by us without cause, he will receive his full base salary and automobile allowance for the following 6 months. Alternatively, in the event of a change of control of the Company which occurs prior to January 1, 2011 and Mr. Olthoff's employment is terminated by us without cause prior to January 1, 2013, he will receive his full base salary for the following 12 months.  In either event, we will continue to pay the premium cost of group medical and dental plans for 6 months, provided that Mr. Olthoff is entitled to continue such participation under applicable law and plan terms. Additionally, Mr. Olthoff is eligible to receive total severance compensation of at least $100,000, less any pre-tax income realized by Mr. Olthoff as a result of the sale or transfer of any shares of our capital stock held by Mr. Olthoff, in connection with termination by us without cause or by Mr. Olthoff with good reason if such termination occurs within 12 months of a change in control. We estimate that the cost of these benefits to us is approximately $168,565, or $247,828, respectively.  Additionally, under the terms of Mr. Olthoff’s agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Olthoff agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

Director Compensation Table – 2009

    The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal 2009.

Name	Fees Earned or Paid in Cash	DSUs Issued (1)	DSU Expense(2)	Total
David W. Biegler	$42,000	28,571	$40,722	$82,722
Ronald G. Steinhart	$44,500	28,571	40,722	$85,222
Michael R. Eisenson	$46,000	28,571	40,722	$86,722
Mark A. Rosen	$46,000	28,571	40,722	$86,722
Brandon White	$40,500	28,571	40,722	$81,222
Jerry W. Pinkerton	$77,074	28,571	59,192	$105,645
E. Thomas Corcoran	$67,074	28,571	59,192	$95,645

(1)  All of the DSUs vest on the anniversary of the grant date.  Each vested DSU converts into one share of Common Stock upon retirement or other termination of service as a director of the Company.
(2) Includes expenses incurred during fiscal 2009 for DSUs granted during fiscal year 2008.

Discussion of Director Compensation

    Directors who are also our employees receive no additional compensation for their services as directors. During fiscal 2009, our non-employee directors each received an annual fee from us of $30,000.  Due to the Company's financial performance in fiscal 2009, the Compensation Committee recommended, and the Board of Directors approved, a reduction of such annual fee to $25,000 for fiscal 2010.  In addition, we will pay our non-employee directors a fee of $2,500 for each in-person Board of Directors meeting they attend and $500 for each telephonic Board of Directors meeting they attend. The chairperson of our Audit Committee receives an additional annual fee of $10,000 and the chairpersons of our Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. We reimburse non-employee directors for reasonable expenses incurred in connection with attending Board of Directors and committee meetings as well as in attending certain educational seminars. Our directors who are affiliated with Charlesbank have assigned the compensation they receive from us to Charlesbank Capital Partners, LLC or an affiliated investment fund.

   Pursuant to the terms of the Restated Plan, as described below, directors are permitted to defer all, or a portion, of their director compensation fees, other than meeting fees. All deferred fees will be converted to deferred stock units based on the fair market value of shares of our Common Stock on the date the fees would otherwise be paid. The units are typically settled in shares in a lump sum when the director resigns from the Board of Directors.

    Upon election to the Board of Directors, non-employee directors are granted such number of deferred stock units that are equal in value to $40,000, pursuant to the terms of the Restated Plan. All such units shall be granted at the fair market value on the grant date. These units vest on the one year anniversary of the grant date. Additional grants of deferred stock units to our non-employee directors will be made annually. The vesting of these units accelerates upon a change of control of the Company.  These units are typically settled in shares in a lump sum when the director resigns from the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

    This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of E. Thomas Corcoran, Jerry W. Pinkerton (Chairman) and Ronald G. Steinhart.  None of the members of the Audit Committee is an officer or employee of the Company.  Messrs. Corcoran, Pinkerton and Steinhart are each “independent” for Audit Committee purposes under the applicable rules of NASDAQ and the Securities and Exchange Commission (“SEC”).  Messrs. Corcoran, Pinkerton and Steinhart are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

    The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended June 30, 2009, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

    The Audit Committee also reviewed with Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton LLP with that firm’s independence.

    The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the SEC.

   Respectfully submitted by the Audit Committee,

                   Jerry W. Pinkerton (Chairman)
                   E. Thomas Corcoran
                   Ronald G. Steinhart

MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee.  Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent public accounting firm. All of the audit-related, tax and all other services provided by our independent public accounting firm to the Company subsequent to the formation of the Audit Committee were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in fiscal 2009 were reviewed with the Audit Committee, which concluded that the provision of such services by our independent public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  For additional information concerning the Audit Committee and its activities with our independent public accounting firm, see “Management—Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

    Representatives of either KPMG LLP (“KPMG”) or Grant Thornton LLP attended all meetings of the Audit Committee in fiscal 2009.

 CHANGE IN ACCOUNTANTS

    On September 24, 2008, our Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm effective immediately.  KPMG was notified of its dismissal on September 24, 2008.

    During the years ended June 30, 2007 and 2008, and through the interim period ended September 24, 2008, (i) the reports issued by KPMG on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended June 30, 2008 and 2007, contained a separate paragraph stating that “as discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Interpretation 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” in fiscal year 2008 and the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards 123 (revised 2004), “Share-Based Payment” in fiscal year 2007.”; (ii) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion; and (iii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    The audit report of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates in a separate paragraph,  that its audit of internal control over financial reporting of the Company excluded an evaluation of internal control over financial reporting of Kane Veterinary Supplies, Ltd (Kane), which was acquired by the Company in October of 2007 and was excluded from management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008. Kane's internal control over financial reporting was associated with total assets of approximately $23 million and total revenues of approximately $43 million that are included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended June 30, 2008.

    The Company provided KPMG with a copy of the above disclosures, and KPMG furnished the Company with a letter addressed to the SEC. A copy of such letter from KPMG, dated September 30, 2008, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on September 30, 2008.

   On September 24, 2008, in accordance with the Audit Committee Charter, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009.  During the years ended June 30, 2007 and 2008, including the interim period ended September 24, 2008, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.  Representatives of Grant Thornton are not expected to be present at the Annual Meeting.

Fees Billed by Grant Thornton

    The following table shows the aggregate fees for professional services rendered by Grant Thornton LLP to the Company for the fiscal year ended June 30, 2009.

Fiscal year ended June 30, 2009
Audit fees	$355,129
Audit-related fees	–
Tax fees	95,825
All other fees	–
Total	$450,954

Fees Billed by KPMG LLP

    The following table shows the aggregate fees for professional services rendered by KPMG LLP to the Company for the fiscal years ended June 30, 2008 and June 30, 2009.

	Fiscal Year ended June 30,
	2008	2009
Audit fees	$808,972	$130,580
Audit-related fees	–	–
Tax fees	145,864	17,924
All other fees	–	–
Total	$954,836	$148,504

   Audit Fees

    Audit Fees for both years consist of fees for professional services associated with the annual audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements and services that are normally provided by Grant Thornton LLP and previously provided by KPMG LLP.

Tax Fees

    Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

EXPENSES AND SOLICITATION

    The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2010 Annual Meeting of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than May 23, 2010. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2010 Annual Meeting — other than one that will be included in the Company’s Proxy Statement — must notify the Company between July 21, 2010 and August 20, 2010.  If a stockholder who wishes to present a proposal fails to notify the Company by May 23, 2010 and such proposal is brought before the 2010 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: Corporate Secretary

OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

The Board of Directors
ANIMAL HEALTH INTERNATIONAL, INC.

October 13, 2009

APPENDIX A

ANIMAL HEALTH INTERNATIONAL, INC.

2007 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Animal Health International, Inc. 2007 Stock Option and Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Animal Health International, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or a national securities exchange, the determination shall be made by reference to market quotations.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Restricted Stock Award, Deferred Stock Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award or Cash-based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Shares” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administrator.  The Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

      (c) Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Chief Executive Officer shall periodically report to the Administrator all grants made by him or her through such delegation of authority.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,600,000 shares, subject to adjustment as provided in Section 3(b).  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event to the extent determined to be necessary by the Administrator to avoid distortion in the operation of the Plan.  Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Event.  Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity (which entity must have securities that are listed on a national securities exchange or quoted on a national quotation system), or the substitution of such Awards with new Awards of the successor entity or parent thereof (which entity must have securities that are listed on a national securities exchange or quoted on a national quotation system), with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).  The parties to any such Sale Event may also provide that certain outstanding Awards will be converted into a right to receive the consideration payable to the holders of Stock in the Sale Event (net of any applicable exercise price), subject to the remaining vesting provisions relating to such Awards.  In the event the Plan and all outstanding Awards terminate in connection with a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion.  In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date.  To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan.  In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option.  In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

    A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement.  The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.   The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement.  The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period.  At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

(a) Grant of Cash-based Awards.  The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant.  The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan.  The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

       (b) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee.  A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Shares or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee.  Each Performance-based Award shall comply with the provisions set forth below.

(b) Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $6,000,000 in the case of a Performance-based Award that is a Cash-based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution.  Except as provided in Section 16(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service.  Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 16(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death.  The date of death of the 409A Award grantee.

(iv) Disability.  The date the 409A Award grantee becomes disabled (within the meaning of Section 16(c)(ii) hereof).

(v) Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 16(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 16(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 16(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions.  Solely for purposes of this Section 16 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).
(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants.  Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or pursuant to written consent.  No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  August 27, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

ANIMAL HEALTH INTERNATIONAL, INC.

November 17, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at www.ahii.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 111709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three (3) Class III members to the Board of Directors for three-year terms:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ David W. Biegler
○ Jerry W. Pinkerton
○ Brandon White

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve an amendment and restatement of the 2007 Stock Option and Incentive Plan.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ANIMAL HEALTH INTERNATIONAL, INC.

November 17, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.ahii.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000000000 9 111709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three (3) Class III members to the Board of Directors for three-year terms:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ David W. Biegler
- ○ Jerry W. Pinkerton
- ○ Brandon White

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To approve an amendment and restatement of the 2007 Stock Option and Incentive Plan.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

ANIMAL HEALTH INTERNATIONAL, INC.

7 Village Circle, Suite 200
Westlake, TX 76262

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints William F. Lacey and Damian Olthoff, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Animal Health International, Inc., a Delaware corporation ("AHI"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AHI to be held on Tuesday, November 17, 2009, at 8:00 a.m., local time, at AHI's headquarters located at 7 Village Circle, Westlake, TX 76262 (the "Annual Meeting"), or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

14475